Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF 2015 ANNUAL MEETING OF STOCKHOLDERS OF
SILVER EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby appoints James A. Graf and Jeff Sagansky (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of 2015 Annual Meeting of Stockholders of Silver Eagle Acquisition Corp., (the “Company”) to be held on [           ] at [                                  ] a.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Please mark vote as indicated A [v] in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

(1)	To approve the Contribution Agreement, dated as of December 31, 2014, as amended as of February 3, 2015, and as may be further amended, between Videocon d2h Limited and Silver Eagle Acquisition Corp. (the “Contribution Agreement”), and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Intention to Exercise Redemption Rights — if you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting in Lieu of 2015 Annual Meeting of Silver Eagle Stockholders — Redemption Rights.”	REDEMPTION RIGHTS ☐

	Shareholder Certification — I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the shares of common stock of Silver Eagle Acquisition Corp. owned by me in connection with the proposed business combination between Silver Eagle Acquisition Corp. and Videocon d2h Limited.	SHAREHOLDER CERTIFICATION ☐

(2)	To approve the dissolution of Silver Eagle, including a plan of dissolution, which provides for the liquidation and dissolution of Silver Eagle following the completion of the transactions contemplated by the Contribution Agreement;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To approve the adjournment of the special meeting to a later date or dates, if the Company determines that there are not sufficient votes to approve one or more proposals presented at the special meeting of stockholders or that one or more closing conditions under the Contribution Agreement will not be satisfied.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2015

Signature

Signature (If held jointly)

When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST proposals 1, 2 and 3 (as applicable). The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the stockholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1, 2 and 3 (as applicable). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.